UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2018

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4410 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Engagement of Chief Financial Officer. On December 4, 2018 (the “Effective Date”), ULURU Inc. (the “Company”) entered into a Financial Services Consulting Agreement (the “Consulting Agreement”) with Ram Associates LLC (the “Consultant”) pursuant to which Consultant will be providing accounting services similar to those that would be provided by a controller and a chief financial officer.  Pursuant to the Agreement, beginning on the Effective Date, Consultant will provide accounting support and other controller services for the Company.  Beginning on January 1, 2018, P.K. Ramachandran, a representative of Consultant, will act as Chief Financial Officer of the Company.  In exchange for its services, the Company will pay Consultant $5,833.33 per month beginning December 1, 2018.
Mr. Ramachandran, age 65, is a certified public accountant and has over 40 years of experience both in corporate and public accounting. Currently, Mr. Ramachandran is the Managing Partner of Ram Associates and Co. LLC, an accounting consulting firm, which he founded in 1984.  Since starting Ram Associates, Mr. Ramachandran has acquired valuable experience with several successful start-up businesses spread over various industry sectors and dealing with the external financial community.  Mr. Ramachandran is a member of the American Society and the New Jersey Society of Certified Public Accountants and is a graduate of the Calcutta University, India.
Termination of Chief Financial Officer. On December 3, 2018, the Company notified Terrance K. Wallberg, the Vice President, Secretary, Treasurer, and Chief Financial Officer of the Company, of its decision to terminate his services as Vice President, Secretary, Treasurer, and Chief Financial Officer effective on a date to be determined during December 2018.  As of the date of this filing, the Company has not entered into a separation agreement with Mr. Wallberg with respect to his separation.  Absent any separation agreement, in connection with his separation, Mr. Wallberg will be entitled to a payment of all accrued but unpaid compensation through the date of termination.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Financial Services Consulting Agreement dated December 4, 2018 with Ram Associates LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ULURU Inc.

Date: December 7, 2018	By:	/s/ Vaidehi Shah
Vaidehi Shah
Chief Executive Officer